UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 587 206 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Autoliv, Inc. (the “Company”) announced changes to its Swedish Depository Receipts (“SDRs”) following Euroclear Sweden’s termination of its agreement to act as Withholding Agent. Effective January 29, 2024, the Company updated its General Terms and Conditions for Swedish Depository Receipts in Autoliv, Inc. (“Terms and Conditions”) for the existing SDRs. Skandinaviska Enskilda Banken (“SEB”) will assume the role as Withholding Agent in its capacity as issuer of the Company’s SDRs. As Euroclear Sweden is no longer the Withholding Agent, it is necessary to change the ISIN code to enable SEB to serve as the new Withholding Agent.

The updates included additional obligations and responsibilities for holders of SDRs (“Holders”), such as the potential requirement to file information and documentation with SEB or to execute certificates and make necessary representations and warranties as SEB may require. SEB is also now entitled to deregister all of the Holders’ SDRs and transfer the common shares in the Company (the “Shares”) to a custodian or nominee of the Holder if the Holder does not fulfil certain requirements. The updated Terms and Conditions also include new termination provisions.

Effective February 28, 2024, the Company will be further updating its Terms and Conditions for the new ISIN-coded SDRs. These updates include differentiating between different accounts in the book-entry system administered by Euroclear Sweden: nominee VPC accounts, trading book VPC accounts, and owner VPC accounts. Also, the conversion of dividend payments will begin taking place upon receipt of the funds for the dividend of the Shares, normally on the dividend payment date of the Shares, as a futures contract.

The SDRs will receive a new ISIN code as of February 29, 2024 with the updated Terms and Conditions. As of this date when the new ISIN is effective, it will no longer be possible to hold Autoliv SDRs as owner registered holdings in a CSD account (Swedish: VP konto) with Euroclear Sweden,

The record date for the ISIN change is February 29, 2024. The last day of trading for the current ISIN code is February 27, 2024. The first day of trading on Nasdaq Stockholm with the new ISIN code is February 28, 2024. During the period of February 26, 2024 through February 29, 2024, it will not be possible to convert between the Company’s SDRs and the Company’s Common Stock traded on the New York Stock Exchange.

Copies of the amended Terms and Conditions will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the first quarter 2024.

A copy of the press release announcing the change is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Autoliv, Inc. dated January 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Autoliv, Inc. dated January 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: February 2, 2024